UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 28, 2013
(Date of Report)

June 27, 2013
(Date of Earliest Event Reported)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Sotheby's and certain of its wholly-owned subsidiaries are party to a credit agreement (the “Credit Agreement”) with an international syndicate of lenders led by General Electric Capital, Corporate Finance, which provides for a borrowing capacity of up to $300 million and matures in December 2017. The Credit Agreement contains certain customary affirmative and negative covenants including, but not limited to, a limitation on the amount of net outstanding auction guarantees (i.e., auction guarantees less the impact of irrevocable bids). (For more detailed information on the Credit Agreement, see Note 6 of Notes to Consolidated Financial Statements in Sotheby's Quarterly Report on Form 10-Q for the period ended March 31, 2013.)

On June 27, 2013, the Credit Agreement was amended to increase the maximum amount of net outstanding auction guarantees permissible from $100 million to $300 million. This amendment, which was made possible, in part, by Sotheby's strong liquidity, will allow management to react more quickly to client needs and provides increased operating flexibility to compete for auction consignments. Going forward, while management will continue to use irrevocable bids to reduce the risk associated with auction guarantees, Sotheby's may also enter into auction guarantees without securing irrevocable bids. To the extent that auction guarantees are issued without securing irrevocable bids, auction commission margins could potentially improve as the buyer's premium would not be shared with an irrevocable bid counterparty, but Sotheby's could also be exposed to principal losses and/or deterioration in auction commission margins if the underlying property fails to sell at the minimum guaranteed price. Furthermore, in such situations, Sotheby's liquidity could be reduced. In addition to compliance with the covenant in the Credit Agreement, Sotheby's use of auction guarantees will continue to be subject to management and, in some cases, Board of Directors, approval in accordance with Sotheby's governance policies.

For the five months ended May 31, 2013 and the years ended December 31, 2012 and 2011, Sotheby's issued aggregate auction guarantees totaling $174 million, $274 million, and $208 million, respectively, for which the financial exposure was reduced by aggregate irrevocable bids, excluding the additional benefit from the buyer's premium, of $162 million, $238 million, and $202 million, respectively.

(For more detailed information on Sotheby's use of auction guarantees and irrevocable bids, as well as their impact on auction commission margins, see Note 10 of Notes to Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations in Sotheby's Quarterly Report on Form 10-Q for the period ended March 31, 2013. Also, see statement on Forward Looking Statements.)

FORWARD LOOKING STATEMENTS

This Form 8-K contains certain forward looking statements; as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events and the financial performance of Sotheby's. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ Kevin M. Delaney

Kevin M. Delaney
Senior Vice President,
Controller and Chief Accounting Officer

Date:	June 28, 2013

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